UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2017, Weatherford U.S. Holdings L.L.C., a Delaware limited liability company (“WFT Holdings”) and an indirect wholly owned subsidiary of Weatherford International plc, an Irish public limited company (“Weatherford”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Schlumberger Technology Corporation, a Texas corporation (“STC”) and an indirect wholly owned subsidiary of Schlumberger Limited, a Curacao corporation (“Schlumberger”), pursuant to which WFT Holdings agreed to sell substantially all of its U.S. pressure pumping and pump-down perforating assets and certain of its liabilities (the “Transaction”) to STC for a purchase price of $430 million in cash. The Transaction closed simultaneously with the signing of the Asset Purchase Agreement.

The Asset Purchase Agreement generally contains customary representations, warranties and covenants of WFT Holdings and STC. The Asset Purchase Agreement also provides that WFT Holdings will grant STC a non-exclusive, royalty free license with respect to certain intellectual property related to the purchased assets.

WFT Holdings and STC have agreed to indemnify each other and their respective directors, officers, employees, affiliates, agents, attorney, representatives, successors and permitted assigns against certain losses resulting from any breach of their representations, warranties or covenants contained in the Asset Purchase Agreement, subject to certain limitations and survival periods. WFT Holdings also has agreed to indemnify STC for certain liabilities related to certain assets and liabilities that were retained by WFT Holdings.

Item 1.02	Termination of a Material Definitive Agreement.

As previously announced, on March 24, 2017, certain affiliates of Weatherford and Schlumberger entered into a Master Formation Agreement (the “MFA”) pursuant to which Weatherford and Schlumberger agreed to contribute their pressure pumping, pump-down perforating and onshore completion businesses to a newly formed U.S. joint venture and Canadian joint venture (each, a “Joint Venture”). Schlumberger agreed to pay Weatherford $535 million in cash upon the closing of the Joint Ventures, and Schlumberger and Weatherford would indirectly own a 70% and 30% interest, respectively, in each Joint Venture.

In connection with entering into the Asset Purchase Agreement and closing the Transaction, the parties to the MFA executed a termination agreement (the “Termination Agreement”) in accordance with Section 4.2(b) of the MFA. Accordingly, the MFA was terminated; provided, however, that the parties’ rights and obligations under Article X of the MFA shall remain in full force and effect. Pursuant to the terms of the Termination Agreement, the parties agreed, among other things, to mutually release each other from and against any and all liabilities related to the MFA.

Item 7.01	Regulation FD Disclosure.

On December 29, 2017, Weatherford issued a press release describing the matters set forth in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein. The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release dated December 29 2017, announcing the closing of the sale of the U.S. Hydraulic Fracturing Business to Schlumberger Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: December 29, 2017

	By:	/s/ Christina M. Ibrahim
	Name:	Christina M. Ibrahim
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

Exhibit Number	Exhibit Description
99.1	Press Release dated December 29 2017, announcing the closing of the sale of the U.S. Hydraulic Fracturing Business to Schlumberger Limited.